Michael Racaniello
                           Certified Public Accountant

                            170 Post Road, Suite 204
                          Fairfield, Connecticut 06430
                               Phone 203.255-6014
                                Fax 203.259-5906



June 20, 1997

U. S. Securities and Exchange Commission
Washington, D. C. 20549

Re: Alydaar Software Corporation.

Gentlemen:

I have read item 14, 'Changes and Disagreements with Accountants," amendment number 2, filed by Alydaar Software Corporation, and I concur with the statements made therein by the registrant.

I confirm that there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures at the time of my discharge from the engagement as the Company's independent certified public accountant.

No information has come to my attention that materially limits the fairness or reliability of previously issued audit reports or underlying financial statements.


Very truly yours,



Michael Racaniello
Certified Public Accountant